SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA” or the “Company”) issued a press release on January 11, 2011, a copy of which is attached as Exhibit 99.1 hereto.  MBIA also announced that the judicial decision referred to under Item 8.01 of this Form 8-K is posted on the Company’s website, www.mbia.com, under the section “Legal Proceedings”.

As previously announced, as a courtesy, the Company posts on its website under the section “Legal Proceedings” selected information and documents in reference to selected legal proceedings in which the Company is the plaintiff or the defendant. The Company will not necessarily post all documents for each proceeding and undertakes no obligation to revise or update the postings to reflect changes in events or expectations. The complete official court docket can be publicly accessed by contacting the clerk’s office of the respective court where each litigation is pending.

The information in Item 7.01 of this Current Report and in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

MBIA today announced that the Appellate Division of the New York State Supreme Court has reversed an earlier decision by a lower court and granted MBIA’s motion to dismiss the plenary lawsuit brought by a group of banks challenging the Company’s Transformation.  In its decision, the Appellate Division agreed with MBIA’s position that the lawsuit was an improper collateral attack on the New York State Insurance Department’s approval of MBIA’s Transformation.  The Court also dismissed all of the other causes of action stated in the banks’ complaint.

The plenary lawsuit is entitled ABN AMRO Bank N.V. et al. v. MBIA Inc. et al., Index No. 601475/09 and is further described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 under “Part II – Other Information––Item 1. Legal Proceedings––Transformation Litigation”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	January 11, 2011

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 11, 2011

Exhibit 99.1	Press Release issued by MBIA Inc. dated January 11, 2011.